UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2013, Altisource Portfolio Solutions S.A. (“Parent”) and its wholly-owned subsidiary, Altisource Solutions S.à r.l., entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which Altisource Solutions S.à r.l. (the “Purchaser”) agreed to purchase from Christopher L. Saitta, Mark A. McKinley and various trusts created by and for the benefit of Saitta’s and McKinley’s families (collectively, the “Sellers”), all of the outstanding limited liability company interests of Equator, LLC, a California limited liability company (“Equator”).  The aggregate consideration payable by the Purchaser under the Purchase Agreement is up to $150,000,000, comprised of (i) $70,000,000 in base consideration and (ii) up to an additional $80,000,000 in potential additional consideration, the payment of which is dependent upon the Equator business meeting targeted levels of Adjusted EBITA (as defined in the Purchase Agreement) for three consecutive 12-month periods following closing.  The Purchaser may, in its discretion, pay up to 20% of the base consideration and up to 20% of each payment of any additional consideration in shares of Parent restricted stock, with the balance to be paid in cash (the foregoing is referred to herein as the “Transaction”).

The Transaction is expected to close within 30 days of signing and is subject to the satisfaction of customary closing terms and conditions, including without limitation, the absence of any change that has a material adverse effect on the business, financial condition or results of operations of Equator and its business, taken as a whole.  Moreover, each party’s obligation to consummate the Transaction is subject to certain other conditions, including without limitation (i) the accuracy of the other party’s representations and warranties in the Purchase Agreement, subject to specified materiality standards and (ii) the other party’s material compliance with its covenants and obligations contained in the Purchase Agreement. Consummation of the Transaction is not subject to a financing condition.  The purchase price is subject to certain adjustments based on targeted amounts of current assets and current liabilities of Equator at closing, to be settled within 90 days of the closing date.

The Purchase Agreement contains customary termination rights, including without limitation the right of either the Purchaser or the Sellers to terminate the Purchase Agreement (i) if the Transaction is not consummated by December 31, 2013 or (ii) in the event of a material, uncured breach by the other party of any provision of the Purchase Agreement, subject to certain conditions.

This description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the entire Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 21, 2013, Parent issued a press release announcing the execution of the Purchase Agreement and made available on its corporate website (www.altisource.com) an acquisition overview presentation and questions and answers document containing supplemental information regarding the Transaction. A copy of the press release is filed herewith as Exhibit 99.1,

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a copy of the presentation is filed herewith as Exhibit 99.2 and a copy of the questions and answers document is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
Exhibit 2.1	Purchase and Sale Agreement, dated as of August 19, 2013, by and among Altisource Portfolio Solutions S.A., Altisource Solutions S.à r.l. and the Equity Interestholders of Equator, LLC*
Exhibit 99.1	Press Release of Altisource Portfolio Solutions S.A. dated August 21, 2013
Exhibit 99.2	Acquisition Overview presentation dated August 21, 2013
Exhibit 99.3	Acquisition Questions and Answers dated August 21, 2013

* Page iii of Exhibit 2.1 filed herewith contains a list of exhibits and schedules that are not included with this filing in accordance with Item 601(b)(2) of Regulation S-K. Parent hereby undertakes to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer

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